Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of our report dated March 26, 2013, relating to the financial statements of Venaxis, Inc., and to the reference to our Firm under the caption “Experts” in the Prospectus.

GHP Horwath, P.C.

Denver, Colorado

May 20, 2013